                                                                    Exhibit 10.1

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND
FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED. THE CONFIDENTIAL INFORMATION ON PAGES 2, 4, 5, 7, 8,
9, 12, 16, 17, 18, 19, EXHIBIT D AND EXHIBIT E HAS BEEN REPLACED WITH ASTERISKS.
________________________________________________________________________________
________________________________________________________________________________


                               LOAN SALE AGREEMENT



                   DATED AND EFFECTIVE AS OF SEPTEMBER 1, 1999

                                  BY AND AMONG


                         SELLER: MBNA AMERICA BANK, N.A.


                                       AND


                     BUYER: MIDLAND CREDIT MANAGEMENT, INC.

                               LOAN SALE AGREEMENT



         THIS LOAN SALE AGREEMENT (this "Agreement") is dated and effective as of the day and year as set forth on the cover page of this Agreement by and among MBNA AMERICA BANK, N.A. (the "Seller"), and MIDLAND CREDIT MANAGEMENT, INC. (the "Buyer").

                                    RECITALS:

         Recital 1. Seller desires (1) to sell certain loans, representing credit card and credit line receivables, as identified on the Initial Loan Schedule (as defined herein) a copy of which is attached hereto as Schedule 1 (the "Existing Loans") and (ii) to sell from time to time during the term of this Agreement certain additional Loans (as defined herein) which are described in Section 2.3 hereof and are charged off by the Seller ("Additional Loans");

         Recital 2. The Seller has negotiated with various entities with respect to the sale of the Existing Loans and the Additional Loans and has reached an agreement to sell the Existing Loans to the Buyer and has reached an agreement to sell, the Additional Loans to the Buyer for the consideration and under the express terms, provisions, conditions and limitations as set forth herein;

         Recital 3. Seller is willing, subject to the express terms, provisions, conditions, limitations, waivers and disclaimers as set forth herein, to sell, transfer, assign and convey to Buyer all of Seller's right, title and interest in, to and under the Existing Loans and the Additional Loans (collectively, the "Loans"); and

         NOW, THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

         For purposes of this Agreement, the parties hereto agree to the following terms, which shall have the meanings indicated:

         Section 1.1. "Additional Loans" means Loans, in addition to the Existing Loans, which are described in Section 2.3 of this Agreement and are to be purchased from the Seller by the Buyer under the terms of this Agreement from time to time on the Additional Loans Transfer Dates.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         Section 1.2. "Additional Loans Cut-Off Date" means with respect to the Additional Loans, the first calendar day of each calendar month, provided, however, that the first Additional Loans Cut-Off Date shall be October 1, 1999; each such Additional Loans Cut-Off Date shall constitute the cut-off date with respect to Loans to be sold on the immediately following Additional Loans Transfer Date.

         Section 1.3. "Additional Loans Transfer Date" means, in each calendar month, the * Business Day following the Receipt Date occurring in such month; provided, however, that the first Additional Loans Transfer Date shall be October 15, 1999 and provided further, that no Additional Loans Transfer Dates shall occur after the Termination Date.

         Section 1.4.  "Affiliate" means any affiliate of Buyer.

         Section 1.5. "Agreement" means this Loan Sale Agreement, including the cover page and all Addenda, Exhibits and Schedules hereto.

         Section 1.6. "Bill of Sale and Assignment" means the document to be delivered in accordance with Section 3.1 to Buyer on or before each Transfer Date with respect to the Loans purchased under this Agreement, substantially in the form attached hereto as Exhibit C, together with the Loan Schedule describing the Loans being sold on such Transfer Date.

         Section 1.7. "Business Day" means a day that is not a Saturday, Sunday or legal holiday recognized by the federal government.

         Section 1.8. "Buyer" means Midland Credit Management, Inc. at the time of original execution of this Agreement and, from time to time, upon assignment of the rights and obligations hereunder to an Affiliate as provided in Section 11.2. of this Agreement, Buyer shall mean such Affiliate.

         Section 1.9. "Claim" means any claim, demand, cause of action, judgment, loss, damage, penalty, fines, forfeitures, fees, liability, cost and expense (including attorneys' fees, whether suit is instituted or not), whether known or unknown, liquidated or contingent.

         Section 1.10. "Current Balance" means the approximate unpaid balance in United States Dollars for each Loan sold hereunder. The Current Balance for the Existing Loans is as set forth in the Initial Loan Schedules and the Current Balance for each Additional Loan shall be the approximate unpaid balance in United States Dollars for such Additional Loan as set forth in a Loan Schedule delivered by the Seller to the Buyer at the time of the sale of the Additional Loan. The figure provided as the

Current Balance for any Loan may include interest (accrued or unaccrued), costs, fees and expenses and it is possible that the figure provided as the Current Balance for any Loan may not reflect credits for payments made by or on behalf of any Obligor prior to the applicable Cut-Off Date. This figure may also reflect payments made by or on behalf of any Obligor which have been deposited and credited to the Current Balance of such Loan, but that may subsequently be returned to Seller due to insufficient funds to cover such payments. Buyer acknowledges, understands and agrees (i) that Seller makes no representations or warranties whatsoever, express or implied, as to the accuracy of the Current Balance, and (ii) that Buyer shall have no right, whatsoever, to make any claim against Seller should the actual unpaid balance of any Loan be different from the Current Balance of such Loan set forth in the Loan Schedule delivered to the Buyer in connection with the sale of such Loan, except as set forth in Section
8.5 hereof.

         Section 1.11. "Cut-Off Date" means, with respect to the Existing Loans, the Initial Cut-Off Date and, with respect the Additional Loans sold on any Additional Loans Transfer Date, the immediately preceding Additional Loans Cut-Off Date.

         Section 1.12. "Evidence of Indebtedness" means with respect to each
Loan: (a) each loan agreement, line of credit agreement, or other evidence of indebtedness for such Loan, judgment, deficiency or charge-off; (b) any judgment against any Obligor; (c) any settlement agreements or other evidence of compromise by the creditor relating to the amounts due under any Loan or (d) any other evidence, including, without limitation, any Loan payment history data or computer printouts, creditor notations or any other Loan summary information upon which a creditor could reasonably rely in asserting that the same represents a balance due and owing on a right of collection. THE EXISTENCE OF AN EVIDENCE OF INDEBTEDNESS SHALL EVIDENCE AN UNPAID AND OUTSTANDING CLAIM AGAINST AN OBLIGOR BUT SHALL NOT BE DEEMED TO IMPLY THAT THE DEBT EVIDENCED THEREBY IS ENFORCEABLE. THE EVIDENCE OF INDEBTEDNESS MAY BE SUBJECT TO BANKRUPTCY OR OTHER ENFORCEMENT OR COLLECTION RESTRICTIONS. The Evidence of Indebtedness may include, without limitation, original documents or copies thereof, whether by photocopy, microfiche, microfilm or other reproduction process. Such Evidence of Indebtedness shall be provided to the Buyer on a case-by-case basis where proof of debtor's obligation to pay is required, pursuant to the requirements and restrictions set forth in Exhibit E to this Agreement. Buyer expressly acknowledges that the sole Evidence of Indebtedness to be delivered to Buyer on any Transfer Date under the terms and provisions of this Agreement for any Loans shall be the information set forth on the Loan Schedule provided to the Buyer on computer tape or diskette, with any amendments or

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

changes as shall be forwarded to the Buyer pursuant to the terms and provisions of this Agreement.

         Section 1.13. "Existing Loans" means the Loans set forth in the Initial Loan Schedule, being the Loans sold on the Existing Loans Transfer Date.


         Section 1.14. "Existing Loans Purchase Price" means an amount equal to
* of the Current Balance of the Existing Loans, which Purchase Price is to be paid on the Transfer Date.

         Section 1.15. "Existing Loans Transfer Date" means September 15, 1999.

         Section 1.16. "Financial Instruments Trust Account" means the account designated by Seller from time to time into which Buyer shall deposit the Purchase Price.

         Section 1.17. [Intentionally deleted]

         Section 1.18. "Information" means the confidential information and other information about the Loans supplied by the Seller, from time to time, to the Buyer and any work products or other materials produced from or incorporating such information.

         Section 1.19. "Initial Cut-Off Date" means September 1, 1999.

         Section 1.20. "Initial Loan Schedule" means the Loan Schedule describing the Existing Loans to be transferred on September 15, 1999 which shall be delivered to the Buyer on or prior to the Existing Loans Transfer Date a copy of which Initial Loan Schedule shall be attached hereto as the initial schedule contained in Schedule 1 hereto.

         Section 1.21. "Loan Schedule" means the Loan schedule delivered on computer tape or diskette for any sale of the Loans purchased by Buyer pursuant to the terms and provisions of this Agreement or repurchased by Seller pursuant to the provisions of Article 8, and with respect to the sale of Loans to the Buyer, setting forth at least the following information concerning each Loan: the loan numbers, if any, for Seller (but not necessarily the loan numbers maintained or assigned by Seller), the name, address (including state and zip code), Social Security number and available telephone numbers of Obligor, name of any co-maker (if available), the date of charge-off, the last payment date, the interest rate immediately preceding charge off (if available) and the Current Balance of each of the Loans as approximated by Seller. A copy of the Loan Schedules for the Existing Loans and a copy of the Loan Schedule for each sale of Additional Loans shall be attached hereto as Schedule 1.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         Section 1.22. "Loans" means (a) the obligations sold from time to time pursuant to this Agreement as identified in each Loan Schedule delivered by the Seller to the Buyer and which obligations represent unsecured credit card and credit line receivables which have been charged off by the Seller; (b) all rights, powers, liens or security interests of the Seller relating to the obligations identified in subsection (a) of this definition; (c) any judgments founded upon an Evidence of Indebtedness, to the extent attributable thereto, and any lien arising therefore; and (d) the proprietary interest of Seller in any Evidence of Indebtedness, forming the subject matter of any litigation (including, without limitation, any foreclosure, judgment, deficiency or charge-off) or bankruptcy to which Seller is a party or claimant. Nothing in this definition shall be deemed to imply that the Loans are enforceable; the Loans may constitute unenforceable Loans. "Loan" refers to an individual Loan and "Loans" refers, collectively, to all of the Loans purchased by Buyer pursuant to this Agreement including the Existing Loans and Additional Loans.

         Section 1.23. "Obligor" means with respect to each Loan, the obligor(s) on an Evidence of Indebtedness, including, without limitation, any and all makers, and the guarantors, sureties or other persons or entities liable on the Loan.

         Section 1.24. "Purchase Price" means, with respect to the Existing Loans sold on the Initial Loans Transfer Date, the Existing Loans Purchase Price and, with respect to the Additional Loans sold on any Additional Loans Transfer Date, the purchase price for such Additional Loans determined as set forth in
Section 2.4 of this Agreement.

         Section 1.25. "Receipt Date" means a date, not later than the * calendar day of each calendar month, commencing in September, being the date on which the Buyer receives from the Seller a computer tape or electronic file containing the list of Additional Loans to be sold on the Additional Loans Transfer Date in such month.

         Section 1.26. "Retained Claims" means with respect to each Loan, the claims or causes of action retained by Seller pursuant to Article XVI.

         Section 1.27. "Retention Price" means that amount calculated in accordance with the provisions of Section 5.2.

         Section 1.28. "Termination Date" means February 20, 2001, provided, however, that if this Agreement is terminated pursuant to Article XII of this Agreement, the Termination Date shall be such earlier date as is determined by the Seller or the Buyer in accordance with the terms of Article XII.

         Section 1.29. "Termination Event" means a Termination Event designated as such by the Seller or the Buyer in accordance with the terms of Article XII.

         Section 1.30. "Transaction Documents" means this Agreement, the Confidentiality Agreement attached hereto as Exhibit F, and, with respect to the parties thereto, each Assignment and Acceptance Agreement entered into pursuant to Section 11.2 hereof, and, with respect to each of such documents, all addenda, exhibits and schedules thereto.

         Section 1.31. "Transfer Date" means each date on which Loans are to be transferred from the Seller to the Buyer and on which the Purchase Price is due; Transfer Date includes each Existing Loans Transfer Date and each Additional Loans Transfer Date.

         Section 1.32. "Transfer Documents" means the Bill of Sale and Assignment in substantially the form of Exhibit C hereto (accompanied by a Loan Schedule), which Bill of Sale and Assignment the Buyer and Seller hereby deem appropriate for the transfer of Seller's right, title and interest in and to the Loans purchased by Buyer pursuant to this Agreement.

         Section 1.33. [Intentionally deleted]

         Section 1.34. "Wire Transfer Instructions" means the instructions for wire transferring the Purchase Price to Seller as set forth on Exhibit D attached hereto or as set forth in any other written notice from the Seller to the Buyer.

         Section 1.35. Interpretation of Use of the Term "Buyer". Wherever in this Agreement the term "Buyer" is used, such term shall refer to the entity which is then the Buyer hereunder, provided, however, that with respect to obligations incurred and actions taken by an entity while it was the Buyer and with respect to the servicing and other ongoing matters related to Loans purchased by an entity while it was a Buyer hereunder, the term "Buyer" shall include such prior Buyers and assignment of the rights and obligations hereunder from one Buyer to the next shall not relieve any entity from the obligations it incurred while it was the Buyer hereunder or from the ongoing obligations with respect to Loans purchased while such entity was the Buyer hereunder.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                   ARTICLE II

                         PURCHASE AND SALE OF THE LOANS

         Section 2.1. Agreement to Sell and Purchase Loans. Seller agrees to sell, and Buyer agrees to purchase on the Existing Loans Transfer Date the Existing Loans described on the Initial Loan Schedule, at the Existing Loans Purchase Price and subject to the terms, provisions, conditions, limitations, waivers and disclaimers set forth in this Agreement. Seller agrees to sell, and Buyer agrees to purchase, on each Additional Loans Transfer Date, the Additional Loans (whether now existing or hereafter generated) described in the Loan Schedule provided by the Seller with respect to such sale, at the price and subject to the terms, provisions, conditions, limitations, waivers and disclaimers set forth in this Agreement. The Seller's right, title and interest to the Loans purchased by the Buyer shall be transferred and assigned by delivery of the Transfer Documents to the Buyer. BUYER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE ORIGINAL ACCOUNT NUMBER WHICH IDENTIFIED ANY LOAN (PRIOR TO ITS CHARGE OFF BY THE SELLER AND THE ASSIGNMENT OF A NEW ACCOUNT NUMBER) AND THE ACCOUNT RELATING TO THE ORIGINAL ACCOUNT NUMBER, ARE NOT BEING PURCHASED UNDER THIS AGREEMENT AND THAT BUYER WILL NOT ASSERT ANY OWNERSHIP OR OTHER INTEREST OVER THE ORIGINAL ACCOUNT NUMBER OR THE ACCOUNT RELATING THERETO. SELLER AGREES TO PROVIDE THE ORIGINAL ACCOUNT NUMBER TO BUYER SOLELY FOR THE PURPOSE OF ALLOWING BUYER TO USE THE ORIGINAL ACCOUNT NUMBER IN ITS COLLECTION ACTIVITIES RELATED TO THE LOANS.

         Section 2.2. Existing Loans. The Purchase Price due on the Existing Loans Transfer Date shall be paid by the Buyer to the Seller prior to the close of business on the Existing Loans Transfer Date. Each such payment must be made in immediately available funds in United States dollars by wire transfer to the Financial Instruments Trust Account in accordance with the Wire Transfer Instructions.

         Section 2.3. Sale and Amount of Additional Loans. On each Additional Loans Transfer Date the Buyer will purchase those Additional Loans designated on the Loan Schedule and in the Transfer Documents for such Transfer Date. The amount of Existing Loans or Additional Loans sold by the Seller and purchased by the Buyer on any Existing Loans Transfer Date or Additional Loans Transfer Date shall be equal to: (i) if the Existing Loans Transfer Date or Additional Loans Transfer Date occurs during the period from September 1, 1999 through February 28, 2000, no more than * nor less than *, as measured by the aggregate principal balances of the Additional Loans or Existing Loans to be transferred, shall be sold and purchased on each Existing loans Transfer Date or Additional Loans Transfer Date; (ii) if the Additional Loans Transfer Date

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

occurs during the period from March 1, 2000 through August 31, 2000, no more than * nor less than *, as measured by the aggregate principal balances of the Additional Loans to be transferred, shall be sold and purchased on each Additional Loans Transfer Date; and (iii) if the Additional Loans Transfer Date occurs during the period from September 1, 2000 through the Termination Date, no more than * nor less than *, as measured by the aggregate principal balances of the Additional Loans to be transferred, shall be sold and purchased on each Additional Loans Transfer Date.

         Qualifying Additional Loans will be those loans which the Seller has "charged off" within a period of 70 days immediately preceding the Transfer Date of such Loans. The parties agree that the Seller may elect to retain loans which may qualify as Additional Loans and may retain loans which are within one of the categories described in Section 5.1 of this Agreement. The parties hereto agree that the Seller may sell loans which qualify as Additional Loans to other third party purchasers, provided, however, that Seller will abide by the selection procedure restrictions provided below.

         The Seller agrees that in determining which charged off loans to sell as Additional Loans and which to retain, the Seller will not use selection procedures after charge off which would materially alter the character or nature of the pools of loans sold to the Buyer. The parties acknowledge that Seller's current policies and procedures shall not be deemed to constitute adverse selection procedures. In determining which loans it will charge off in any period, the Seller will charge off delinquent loans prior to their * day of delinquency, with limited exceptions for accounts held back from charge off pursuant to Seller's current procedures. In selecting loans for sales to different purchasers, including Buyer, Seller will use random selection procedures to draw specific pools from the available loans. Not less than * Business Days prior to each Additional Loans Transfer Date, the Seller will notify the Buyer in writing of the aggregate amount of the Current Balances of all Loans to be sold on such Additional Loans Transfer Date and the Purchase Price of such Additional Loans to be sold on such Transfer Date and will provide Buyer with any change in Wire Transfer Instructions for such Additional Loans Transfer Date.

         Section 2.4. Payment of Purchase Price for Additional Loans. The Purchase Price for Additional Loans shall be determined as provided in this
Section 2.4. On each Additional Loans Transfer Date, the Purchase Price for the Additional Loans transferred on such date shall be paid by the Buyer to the Seller prior to the close of business on such date. The Purchase Price from such Additional Loans must be paid in immediately available funds in United States dollars by wire transfer to the Financial Instruments Trust Account in accordance with the Wire Transfer Instructions.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         The Purchase Price of the Additional Loans sold on an Additional Loans Transfer Date shall be an amount equal to * of the Current Balance of the Additional Loans sold by the Seller on such Additional Loans Transfer Date.

         Section 2.5. Agreement to Assign/Buyer's Right to Act. On each Transfer Date, after Seller has confirmation of the receipt of the Purchase Price due on such date, Seller shall deliver to Buyer a Bill of Sale and Assignment, substantially in the form of Exhibit C hereto, executed by an authorized representative of Seller, which Transfer Documents shall sell, transfer, assign, set-over, quitclaim and convey to Buyer, without recourse, warranty or representation, all right, title and interest of Seller in and to each of the Loans sold on such Transfer Date, and the right to all principal and/or interest and/or other amounts due under the Loans and/or other proceeds of any kind paid thereon after the applicable Cut-Off Date, but excluding any and all payments, proceeds or other consideration received by or on behalf of Seller on or before the applicable Cut-Off Date with respect to such Loans, regardless of whether timely paid or applied, and excluding any amounts due or collected by Seller in connection with any Retained Claims. Upon each sale of Loans, the Loan Schedule relating to such Loans shall be attached to the Transfer Documents, identifying the Loans purchased by Buyer.

         Section 2.6. Payments Received. If Seller receives any credits, payments or other consideration distributed or paid by or on behalf of any Obligor with respect to the Loans prior to or on the applicable Cut-Off Date, Seller shall be entitled to accept such payments or other consideration and Buyer shall not be entitled to any credit, discount, refund or reimbursement by Seller of any portion of the Purchase Price. If Seller shall receive any other credits, payments or other consideration distributed or paid by or on behalf of any Obligor, with respect to the Loans after the applicable Cut-Off Date, Seller shall pay over and/or deliver such payments, or other consideration to Buyer (without interest thereon from Seller) within * days after the applicable Transfer Date and, if deemed necessary or appropriate by Seller, with an endorsement of payments tendered to Seller in the form substantially as follows:
"Pay to the order of [name of Buyer] without recourse and without representations or warranties of any type, kind, character or nature, express or implied." If any Loan is repurchased by Seller pursuant to Article V or VIII hereof, Seller shall not transfer to Buyer any payments or other consideration, regardless of when received. Seller may indicate on the records related to any of the Loans the date of receipt and amount of any payments. If Seller has deposited payments received from any Obligor and issues a check or payment therefore to Buyer, Buyer shall bear the risk that any such payment so deposited by Seller may be returned due to insufficient funds. Seller shall have a period of thirty (30) days after the date Seller delivers to Buyer payments made by or on behalf of any Obligor on or after the Cut-Off Date to notify Buyer in writing that any such payments were returned due to insufficient funds and specifying the amount thereof, whereupon Buyer shall pay promptly, but not later than thirty (30) days following receipt of such notice, to Seller or to such entity as Seller shall designate, the amount of such payment by check and identifying thereon the effective date of the Sale. If, with respect to any repurchased Loan or any loan not transferred to Buyer, Seller sends to Buyer any funds or Buyer receives any funds from any Obligor, then Buyer shall immediately notify Seller and Buyer shall pay such funds to Seller within thirty (30) days of Buyer's receipt of such funds.

                                   ARTICLE III

                      TRANSFER OF LOANS AND LOAN DOCUMENTS

         Section 3.1. Assignment of Loans and Loan Documents/Paid Off Loans. Seller shall, on or before each Transfer Date, deliver the Transfer Documents to Buyer by regular or overnight mail to the address of Buyer set forth on Exhibit B to this Agreement. Buyer shall bear the risk of transportation of the Transfer Documents. The Bill of Sale and Assignment shall have the same effect as an individual and separate bill of sale and assignment of each and every Loan. The Seller agrees that it will attach to this Agreement and maintain in its files copies of each of the Loan Schedules. The failure of Seller to execute a separate assignment of the Evidence of Indebtedness and/or endorse any Evidence of Indebtedness, shall not constitute a default on the part of the Seller hereunder and Buyer's sole recourse shall be to request additional documentation pursuant to Section 3.2 below. THE SELLER WILL NOT DELIVER ANY ADDITIONAL DOCUMENTS TO BUYER OTHER THAN THE TRANSFER DOCUMENTS ON THE TRANSFER DATE. Seller reserves the right to retain copies of all or any portion of the documents delivered to the Buyer.

         Section 3.2. Delivery of Additional Documents. All requests by Buyer for additional documentation after a Transfer Date shall be governed by the delivery and transfer provisions of Exhibit E. Seller shall have no obligation to deliver to the Buyer any documents or information that may exist but which is not in Seller's possession, or which relates to Loans retained by Seller. Buyer further agrees, acknowledges, confirms and understands that in the event that Buyer requests Seller to execute and deliver assignments or other documents in addition to the Transfer Documents, Buyer shall furnish Seller with copies of the proposed additional assignments or other documents for review, analysis, approval or amendment by Seller, in its sole discretion. The responsibility for all costs, fees and expenses of preparing, executing and delivering any such additional assignments or such other documents as well as Seller's reasonable attorney's fees in connection with a review of such additional assignments or other documents shall be the sole responsibility of Buyer and shall be payable upon demand from Seller. Seller shall be under no obligation to execute such additional requested assignments or other documents. Buyer shall also be responsible for and shall pay the costs, fees, taxes and expenses of the filing and recording, if any, of the originals of such additional assignments or other documentation.


                                   ARTICLE IV

                             SERVICING OF THE LOANS

         Section 4.1. Servicing After Transfer Date. The Loans shall be sold and conveyed to Buyer on a servicing-released basis. As of each Transfer Date, all rights, obligations, liabilities and responsibilities with respect to the servicing of the Loans sold on such Transfer Date shall pass to Buyer, and Seller shall be discharged from all liability therefore, except for any applicable indemnification obligation, as provided in Section 10.2 hereof. Seller shall have no obligation to perform any servicing activities with respect to the Loans from and after the Transfer Date of such Loans.

         Section 4.2. Interim Servicing/Buyer Bound. Until the applicable Transfer Date, Seller shall continue to service the Loans to be transferred and, in connection therewith, Seller shall have the right, among other things, to postpone any pending litigation or bankruptcy matter until after such Transfer Date. Buyer shall be bound by the commercially reasonable actions taken by Seller with respect to any Loan prior to the Transfer Date of such Loan. BUYER SHALL TAKE NO ACTION TO COMMUNICATE WITH ANY OBLIGOR OR ITS ACCOUNTANTS OR ATTORNEYS OR ENFORCE OR OTHERWISE SERVICE OR MANAGE ANY SUCH LOAN UNTIL AFTER THE TRANSFER DATE OF SUCH LOAN. In no event shall Seller be deemed a fiduciary for the benefit of Buyer with respect to the Loans, or any Loan.

         Section 4.3. Buyer Servicer Requirements/Hold Harmless and Indemnity. Buyer shall be responsible for complying with all state and federal laws, rules, regulations and other statutory requirements, if any, with respect to the ownership and/or servicing and/or collection of any of the Loans from and after the Transfer Date of such Loan including, without limitation, the obligation to notify any Obligor of the transfer of servicing rights from Seller to Buyer.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


                                    ARTICLE V

                 REPURCHASE OF LOAN AND REFUND OPTION OF SELLER

         Section 5.1.  Seller's Right to Notification of Claims and Actions

         Buyer shall promptly notify Seller of any Claim, threatened Claim or pending or threatened arbitration or other legal proceeding by any Obligor against Seller that arises from or relates to any of the loans purchased hereunder.

         Section 5.2. Retention Refund. If Seller determines in its sole discretion that any of the circumstances set forth in Section 5.1 exist with respect to any Loan and Seller elects to retain or repurchase the Loan, Seller shall refund a portion of the Purchase Price relating to such Loan equal to the amount determined according to the following formula: (i) (a) the current outstanding principal balance of the Loan (or if such loan is to be retained prior to transfer to the Buyer the amount set forth on the Loan Schedule containing the Loan being retained); multiplied by (b) * then (ii) the amount determined under the preceding clause (i), shall be decreased by the aggregate amount of other payments, credits or other consideration, if any, attributable to such Loan only to the extent that such credits or other consideration were actually paid over or delivered by the related Obligors or the Seller to the Buyer.


                                   ARTICLE VI

                             NO RIGHT TO REPURCHASE

         OTHER THAN SELLER'S RIGHT TO RETAIN OR REPURCHASE A LOAN PURSUANT TO
ARTICLE V, OR SELLER'S DUTY TO REPURCHASE A LOAN PURSUANT TO THE TERMS AND PROVISIONS OF ARTICLE VIII, BUYER ACKNOWLEDGES AND AGREES THAT THE LOANS MAY BE UNENFORCEABLE LOANS AND MAY HAVE LITTLE OR NO VALUE AND THAT SELLER SHALL HAVE NO OBLIGATION TO REPURCHASE ANY LOAN SOLD HEREUNDER.

                                   ARTICLE VII

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

         Buyer hereby represents, warrants and covenants, to and with Seller, as of the effective date of this Agreement, as of the Effective Date of each Assignment and Acceptance Agreement entered into as provided in Section 11.2 of this Agreement and as of each Transfer Date that:

         Section 7.1. No Collusion. Neither Buyer, its affiliates, nor any of their respective officers, partners, agents, representatives, employees or parties in interest (i) has in any way colluded, conspired, connived or agreed directly or indirectly with any other bidder, firm or person to submit a collusive or sham bid or offer, or any bid other than a bona fide bid, in connection with the selection of the Buyer to purchase the Loans subject to this Agreement, or (ii) has, in any manner, directly or indirectly, sought by agreement or collusion or communication or conference with any other bidder, firm or person to fix the price or prices, or to fix any overhead, profit or cost element of the bid price or terms of the agreement the bid price or terms of the agreement of any other bidder with respect to the selection of the Buyer to purchase the Loans subject to this Agreement, or to secure any advantages against Seller.

         Section 7.2. Authorization. Buyer is duly and legally authorized to enter into this Agreement and the other Transaction Documents and has complied with all laws, rules, regulations, charter provisions and bylaws to which it may be subject or by which its assets may be bound and that the undersigned representative is authorized to act on behalf of and bind Buyer to the terms of this Agreement. Buyer, if a corporation, will deliver to Seller, contemporaneously with this Agreement (or, where applicable, with the Assignment and Acceptance Agreement described in Section 11.2 of this Agreement), a certified copy of a resolution of its Board of Directors authorizing Buyer's entry into this Agreement through such representative, together with such documents as evidence Buyer's good standing and authority. If Buyer is not a corporation, Buyer shall deliver to Seller contemporaneously with this Agreement (or, where applicable, with the Assignment and Acceptance Agreement described in Section 11.2 of this Agreement) such evidence as the Seller may reasonably require evidencing Buyer's legal authority to enter into this Agreement (or, where applicable, the Assignment and Acceptance Agreement described in Section
11.2 of this Agreement) and purchase the Loans, including without limitation, any partnership agreements if Buyer is a partnership, or trust agreements, if Buyer is a trust.

         Section 7.3. Binding Obligations. Assuming due authorization, execution and delivery by Seller, this Agreement and each of this other Transaction Documents and all of the obligations of Buyer hereunder and thereunder are the legal, valid and binding obligations of Buyer, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law.)

         Section 7.4. No Breach or Default. The execution and delivery of this Agreement (or, where applicable, the Assignment and Acceptance Agreement described in Section 11.2 of this Agreement) and the performance of its obligations hereunder by Buyer will not conflict with any provision of any law or regulation to which Buyer is subject or by which any of its assets may be bound or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which it or any of its assets may be bound, or any order or decree applicable to Buyer.

         Section 7.5. Nondisclosure and Compliance with Transaction Documents. Buyer is in full compliance with its obligations under the terms of the Confidentiality Agreement, attached hereto as Exhibit F and the terms thereof are hereby incorporated herein, subject to Buyer's ownership rights and interests acquired by Buyer hereunder.

         Section 7.6. Identity. Buyer is a "United States person" within the meaning of Paragraph 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

         Section 7.7. No Affiliation With Seller. Except as may have been previously disclosed to Seller in writing, Buyer is not or has not been affiliated, directly or indirectly, with Seller, or any of its respective agents, affiliates or employees.

         Section 7.8. Assistance of Third Parties. Buyer hereby agrees, acknowledges, confirms and understands that Seller shall have no responsibility or liability to Buyer arising out of or related to any third party's failure to assist or cooperate with Buyer. In addition, Buyer is not relying upon the continued actions or efforts of Seller or any third party in connection with its decision to purchase the Loans. The risks attendant to the potential failure or refusal of third parties to assist or cooperate with Buyer and/or Seller in the effective transfer, assignment, and conveyance of the purchased Loans, and/or assigned rights shall be borne by Buyer.

         Section 7.9. Enforcement/Legal Actions/Unfair Collection Practices. Buyer covenants, agrees, warrants and represents that Buyer shall not institute any enforcement or legal action or proceeding in the name of Seller or any subsidiary or affiliate thereof. Buyer also represents, warrants and covenants not to take any enforcement action against any Obligor that would be commercially unreasonable and Buyer shall not misrepresent, mislead, deceive, or otherwise fail adequately to disclose to any particular Obligor the identity of Buyer as the owner of the Loans. Buyer further represents, warrants and covenants not to use, adopt, exploit, or allude to Seller or any name derived therefrom or confusingly similar therewith or the name of any other local, state or federal agency or association to promote Buyer's sale, enforcement, collection, or management of the Loans. Buyer covenants, agrees, warrants and represents that it will not violate any laws relating to unfair credit collection practices in connection with any of the Loans transferred to Buyer pursuant to this Agreement. Buyer agrees, acknowledges, confirms and understands that there may be no adequate remedy at law for a violation of the terms, provisions, conditions and limitations set forth in this Section 7.9 and Seller shall have the right to seek the entry of an order by a court of competent jurisdiction enjoining any violation hereof. Buyer agrees to notify Seller within ten (10) business days of notice or knowledge of any Claim or demand.

         Section 7.10. Status of Buyer. Buyer represents, warrants and certifies to Seller that it is (i) a financial institution, (ii) an institutional purchaser including a sophisticated purchaser that is in the business of buying or originating loans of the type being purchased or that otherwise deals in such loans in the ordinary course of the Buyer's business, or (iii) an entity that is defined as an accredited investor under the federal securities laws. Buyer covenants, agrees, represents and warrants that all information provided to Seller or its agents by or on behalf of Buyer in connection with this Agreement and the transactions contemplated hereby is true and correct in all material respects and does not fail to state any fact required to make the information contained therein not misleading.

         Section 7.11. No Broker's/Finder's Fees. Buyer has not dealt with any broker, agent or finder in connection with the transaction contemplated by this Agreement that would give rise to a claim for a brokerage commission or finder's fee. Buyer hereby indemnifies and agrees to defend and hold harmless Seller from and against any claims for brokerage fees or commissions of any broker, agent or finder resulting from the transaction contemplated by this Agreement. Buyer acknowledges that Seller shall have no liability for the payment of Buyer's brokerage fees, commissions or finder's fees in connection with the transaction contemplated by this Agreement.

         Section 7.12. Buyer Insurance Requirements. Buyer shall, at its sole cost and expense, procure and maintain in full force and effect the following insurance coverages with an insurance carrier which is at least "A" rated by Best.

         General Liability          $2,000,000 General Aggregate
                                    $2,000,000 Product Aggregate
                                    $1,000,000 Each Occurrence
         Excess Liability           $5,000,000 Each Accident
                                    $5,000,000 Aggregate

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Seller must be provided a certificate of insurance evidencing that such coverage is in effect prior to execution of this Agreement and upon each assignment to a subsequent Buyer as provided in Section 11.2 hereof. All certificates of insurance shall be amended to name Seller and its affiliates as additional insured parties, and shall require that Seller be provided with at least 30 days advance written notice of cancellation or material change in the stated coverage of such insurance. Amended certificates of insurance shall be delivered to the attention of the Seller's Corporate Insurance Department at the address provided in Exhibit A, and approved by said department prior to the commencement of any collection efforts by the Buyer on the Loans. Buyer shall furnish to Seller renewal certificates of insurance, on an annual basis, until all collection efforts with respect to the Loans have ceased.

         Section 7.13. No Proceeding. There is no litigation or administrative proceeding before any court, tribunal or governmental body presently pending or, to the knowledge of Buyer, threatened against Buyer which would have a material adverse effect on the transactions contemplated by, or Buyer's ability to perform its obligations under, this Agreement, or any of the other Transaction Documents.

         Section 7.14. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants set forth in this Article shall continue notwithstanding the closing on the sale of any Loans and notwithstanding the occurrence of a Termination Date.


                                  ARTICLE VIII

           LIMITED REPURCHASE/REPRESENTATIONS AND WARRANTIES OF SELLER

         Section 8.1. Limited Repurchase at Buyer's Option. The Buyer may, once, at any time within * days of the Transfer Date of a specific Loan pool, submit a listing of Loans and require the Seller to repurchase Loans from such pool, in the event that, with respect to any Loan on such list, prior to the applicable Cut-Off Date:

         1. All Obligors have filed a bankruptcy proceeding as of the applicable Cut-Off Date which has not been adjudicated or discharged and the Loan is listed or is reasonably likely to be listed as one of the obligations to be extinguished in such proceeding; or,

         2. All Obligors were declared legally dead prior to the applicable Cut-Off Date; or,

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         3. The Seller, or any of its duly appointed agents, had delivered to all Obligors a release of liability or satisfaction of their obligations to the Seller; or

         4. That the Seller, acting alone or in concert with its duly appointed agents, knowingly created a forged, fraudulent or fictitious Loan; or

         5. That the Seller, on the applicable Cut-Off Date, did not have good and marketable title to the Loan,(except for any defect in title, lien or encumbrance arising from, related to, or resulting from (i) the expiration of any applicable statute of limitations, or (ii) Seller's inability to produce documentation for such Loan, either of which shall negate Seller's obligation to repurchase the Loan pursuant to the terms of this Section 8.1.5); or

         6. That, prior to the applicable Transfer Date, the Seller was not in substantial compliance with any material provisions of state and federal consumer credit laws, including, without limitation, the-Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Fair Credit Billing Act, that Seller was required to comply with in its origination (if the Loan was originated by the Seller) or servicing of the Loan; or

         7. That, prior to the applicable Transfer Date, the Loan was the subject of litigation or other legal proceedings, which are valid, active and filed prior to such Transfer Date.


         Section 8.2. Repurchase of Loans. In the event that Buyer gives Seller written notice of Buyer's election to have Seller repurchase Loans pursuant to the provisions of Section 8.1, and supplies the Seller with evidence satisfactory to Seller that the same constitutes Loans subject to repurchase, on or before * days after the Transfer Date of such Loan (the "Repurchase Period"), then Seller shall repurchase the Loan(s) identified in such notice for an amount equal to the Retention Price calculated in accordance with the terms of Section
5.2. Buyer and Seller agree that with respect to any individual monthly Loan sale pool, Seller will only be obligated to perform this repurchase and its attendant procedures and operations once, and that Buyer will submit only one notification, during the applicable * day period form the Transfer Date.

         Repurchase by the Seller pursuant to the provisions of this Article VIII shall constitute the sole and exclusive remedy of the Buyer. Except for the remedies in this Section 8.2, Buyer

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

hereby waives any and all rights and remedies to sue Seller in law or equity for damages and other relief, including, without limitation, actual, special, consequential or punitive damages. Seller shall have no obligation to repurchase any Loan for which notice and all supporting evidence have not been received by Seller within the * day period following the Transfer Date of such Loan. Within thirty (30) days of receiving the Retention Price from Seller, Buyer shall reconvey the repurchased Loan to Seller using the same form of Bill of Sale and Assignment Seller used to transfer the Loan to Buyer, along with any amounts due or collected by Buyer in connection with such Loan and release its security interest on any repurchased Loan.

         Section 8.3. Representations and Warranties of Seller. The Seller hereby represents and warrants, to the Buyer, as of the effective date of this Agreement and as of each Transfer Date that:

         (a) Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States with full power and authority to enter into this Agreement to sell the Loans and to carry out the terms and provisions hereof;

         (b) The execution and delivery of this Agreement and the performance hereunder have been duly authorized on or prior to the effective date of this Agreement, by all necessary action on the part of the Seller and no provision of applicable law or regulation or the charter or bylaws of Seller or any judgment, injunction, order, decree or other instrument binding upon Seller is or will be contravened by Seller's execution and delivery of this Agreement or Seller's performances hereunder;

         (c) Assuming due authorization, execution and delivery by Buyer, this Agreement and all of the obligations of Seller hereunder are the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

         (d) No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any governmental agency or regulatory authority or any other body is required in connection with the execution, delivery or performance by Seller of this Agreement, which authorization, consent,

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

         approval, license, qualification or formal exemption from, or filing, declaration or registration has not been obtained on or prior to the first Transfer Date; and

         (e) No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any governmental agency or regulatory authority or other body is required in connection with the sale of any or all of the Loans to be sold on the first Transfer Date, which authorization, consent, approval, license, qualification or formal exemption, or filing, declaration or registration has not been obtained on or prior to such date.

         Section 8.4. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants set forth in this Article shall continue notwithstanding the closing on the sale of any Loans and notwithstanding the occurrence of a Termination Date.

         Section 8.5. Discrepancies in Current Balance. In the event that during the Repurchase Period either party gives notice to the other that the difference between the Current Balance as reflected on the Loan Schedule and the actual current balance of the Loan (after the application of all credits, payments, interest, costs, fees, expenses and deductions for returned payments) (the "Discrepancy") exceeds ten per cent (10%) of the Current Balance as reflected on the Loan Schedule, the parties hereto agree that: (i) if the Current Balance as reflected on the Loan Schedule is less than the actual current balance, the Buyer shall pay to the Seller an amount equal to the amount of the Discrepancy multiplied by *; and (ii) if the Current Balance as reflected on the Loan
Schedule is more than the actual current balance, the Seller shall pay to the Buyer an amount equal to the amount of the Discrepancy multiplied by *.



                                   ARTICLE IX

                  BUYER'S EVALUATION AND ACCEPTANCE OF RISK OF
                               LOANS SOLD "AS-IS"

         Buyer hereby represents, warrants, acknowledges and agrees to the following:

         Section 9.1. Independent Evaluation. Buyer's decision to enter into this Agreement and to purchase the Loans pursuant to this Agreement is and was based upon Buyer's own independent evaluation of information deemed relevant by Buyer, including, but not limited to, the information made available by Seller to the Buyer, and Buyer's independent evaluation of the Loans and related information. Buyer acknowledges and agrees that, while some information concerning the Existing Loans was made available to Buyer for review prior to the execution of this Agreement, such information, through no fault of Seller, may not be complete and Buyer acknowledges that no information is currently available concerning the Additional Loans and the Additional Loans may or may not be substantially similar to the Existing Loans. The Seller shall not be liable for the failure to include any information in the materials made available to the Buyer for review. Buyer has relied solely on its own investigation and it has not relied upon any oral or written information provided by Seller or its employees, contractors, officers, representatives, directors or agents.

         Section 9.2. Due Diligence. Buyer has been urged, invited and directed to conduct such due diligence review and analyses of the Information together with such records as are generally available to the public from local, county, state and federal authorities, record keeping offices and courts (including, without limitation, any bankruptcy courts in which any Obligor(s), if any, may be subject to any pending bankruptcy proceedings), as Buyer deemed necessary, proper or appropriate in order to make a complete informed decision with respect to the purchase and acquisition of the Loans.

         Section 9.3. Economic Risk. Buyer acknowledges that the Loans may have limited or no liquidity and Buyer has the financial wherewithal to own the Loans for an indefinite period of time and to bear the economic risk of an outright purchase of the Loans and a total loss of the Purchase Price for the Loans. Buyer acknowledges that the Loans may be unenforceable Loans.

         Section 9.4. Loans Sold As Is. With respect to this paragraph, the term Seller shall include its affiliates, agents, directors, officers, representatives, contractors and employees. THE BUYER ACKNOWLEDGES AND AGREES THAT THE SALE OF ALL LOANS MADE BY SELLER PURSUANT TO THIS AGREEMENT SHALL BE WITHOUT RECOURSE, REPRESENTATION OR WARRANTY, AND THAT SELLER HAS NOT MADE, DID NOT MAKE AND SPECIFICALLY DISCLAIMS (AND BUYER IS NOT RELYING ON SELLER WITH RESPECT TO) ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE FOLLOWING:

         (a)      THE MARKETABILITY, VALUE, QUALITY OR CONDITION OF ANY LOAN OR
                  LOANS;

         (b) THE VALIDITY, ENFORCEABILITY OR COLLECTIBILITY OF THE EVIDENCE OF INDEBTEDNESS;

         (c) THE COMPLIANCE OF THE LOANS WITH ANY STATE OR FEDERAL USURY LAWS AND REGULATIONS APPLICABLE THERETO;

         (d) THE ACCURACY OR COMPLETENESS OF ANY INFORMATION PROVIDED BY THE SELLER TO THE BUYER, INCLUDING, WITHOUT LIMITATION, THE ACCURACY OF ANY SUMS SHOWN AS CURRENT BALANCE OR ACCRUED INTEREST AMOUNTS DUE UNDER THE LOANS; AND

         (e)      ANY OTHER MATTERS PERTAINING TO THE LOANS.

IN ADDITION, SELLER EXPRESSLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BUYER ACKNOWLEDGES AND AGREES THAT BUYER IS PURCHASING THE LOANS BASED UPON BUYER'S INDEPENDENT EXAMINATION, STUDY, INSPECTION AND KNOWLEDGE OF THE LOANS AND THAT BUYER IS RELYING UPON ITS OWN DETERMINATION OF THE QUALITY, VALUE AND CONDITION OF THE LOANS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE LOANS WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE OR WILL NOT BE OBLIGATED TO MAKE AN INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND SELLER MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OR SUCH INFORMATION. BUYER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT UNDERTAKEN TO CORRECT ANY MISINFORMATION OR OMISSION OF INFORMATION WHICH MIGHT BE NECESSARY TO MAKE ANY INFORMATION DISCLOSED TO SUCH BUYER NOT MISLEADING IN ANY RESPECT. FINALLY BUYER SHALL BE DEEMED TO UNDERSTAND THAT ANY DOCUMENTS EXCLUDED FROM THE INFORMATION PROVIDED TO BUYER COULD CONTAIN INFORMATION WHICH, IF KNOWN TO BUYER, COULD HAVE A MATERIAL IMPACT ON ITS DETERMINATION OF VALUE OF THE LOANS. EXECUTION OF THIS AGREEMENT SHALL CONSTITUTE AN ACKNOWLEDGMENT BY BUYER THAT THE EXISTING LOANS WERE ACCEPTED AND ADDITIONAL LOANS WILL BE ACCEPTED WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED OR OTHERWISE IN AN "AS IS", "WHERE IS" AND "WITH ALL FAULTS" CONDITION BASED SOLELY ON BUYER'S OWN INSPECTION. NO EVENT OR CONDITION SHALL ENTITLE BUYER TO REFUSE TO PURCHASE A LOAN OR TO REQUEST SELLER TO REPURCHASE A LOAN, EXCEPT AS SPECIFIED IN THIS AGREEMENT.

                                   ARTICLE X
                                INDEMNIFICATION

         Section 10.1. Buyer's Indemnification. From and after the first Transfer Date, Buyer shall defend, indemnify and hold harmless Seller or Seller's agents, affiliates, employees, contractors, officers, directors and representatives against and from any and all liability for, and from and against any and all losses or damages Seller may suffer as a result of any Claim or threatened Claim that Seller shall incur or suffer as a result of (i) any act or omission of Buyer or Buyer's agents, affiliates, employees, contractors, officers, assignees, directors and representatives in connection with the Loans and its purchase of the Loans, pursuant to the Agreement, or (ii) the breach or inaccuracy of any of Buyer's representations or warranties as set forth in this Agreement and in the other documents executed in connection with the selection of the Buyer to enter into this agreement and the sale of the Loans, or (iii) the breach of any of Buyer's covenants as set forth in this Agreement and in the other documents executed in connection with Buyer's purchase of the Loans or in the Confidentiality Agreement attached hereto as Exhibit F or (iv) any Claim or threatened Claim by any Obligor regarding any assignment, enforcement, servicing or administration of the Loans by Buyer or Buyer's agents, affiliates, employees, contractors, officers, directors, assignees and representatives on or after the applicable Transfer Date of such Loan.

         Section 10.2. Seller's Indemnification. From and after the first Transfer Date, Seller shall defend, indemnify and hold harmless Buyer or Buyer's agents, affiliates, employees, contractors, officers, directors and representatives against and from any and all liability for, and from and against any and all losses or damages Buyer may suffer as a result of any Claim or threatened Claim that Buyer shall incur or suffer as a result of (i) any act or omission of Seller or Seller's agents, affiliates, employees, contractors, officers, assignees, directors and representatives in connection with the Loans and its sale of the Loans, pursuant to the Agreement, (ii) the breach or inaccuracy of any of the Seller's representations or warranties as set forth in this Agreement and in the other documents executed by the Seller in connection with the sale of the Loans, or (iii) the breach of any of Seller's covenants as set forth in this Agreement and in the other documents executed in connection with Seller's sale of the Loans, or (iv) any Claim or threatened Claim by any Obligor regarding any assignment, enforcement, servicing or administration of the Loans by Seller or Seller's agents, affiliates, employees, contractors, officers, directors, assignees and representatives arising prior to the applicable Transfer Date of such Loan.

                                   ARTICLE XI

                      ASSIGNMENT OF RIGHTS TO THIRD PARTIES

         Section 11.1. Assignment of Agreement; Assignment of Loans. Buyer may assign this Agreement to an Affiliate as provided in Section 11.2. of this Agreement and may assign the Loans for purposes of collateralizing financing arrangements as provided in Section 11.3. of this Agreement. Except as provided in Sections 11.2. and 11.3. of this Agreement, Buyer shall not assign, encumber, transfer or convey its rights under this Agreement or any Loan purchased pursuant to the terms of this Agreement, without the prior written consent of Seller, in each instance, which approval shall not be unreasonably withheld. ALL REQUESTS TO ASSIGN OR TRANSFER BUYER'S INTEREST IN, TO OR UNDER THIS AGREEMENT MUST BE MADE IN WRITING AND RECEIVED BY SELLER PURSUANT TO THE NOTICE PROVISIONS OF THIS AGREEMENT.

         Notwithstanding any consent by Seller to any assignment or transfer of this Agreement or any Loan, no assignee or transferee shall, except in compliance with the terms of Section 11.2. or 11.3. below, further assign or transfer this Agreement or any Loan without Seller's prior written consent in each instance. No assignment or transfer of the Agreement or any Loan shall relieve Buyer of any of its liabilities or obligations under this Agreement. Each transferee of this Agreement shall be bound by all of the terms and provisions of this Agreement, and Buyer shall remain liable for all obligations of Buyer to Seller hereunder, notwithstanding such assignment.

         Section 11.2. Assignment to Affiliate. Such entity as may from time to time be the Buyer hereunder may assign all of its rights and obligations with respect to the purchase and sale of Additional Loans occurring after such assignment to an Affiliate provided that assignor, assignee and the Seller enter into an Assignment and Acceptance Agreement, substantially in the form of
Exhibit I attached hereto and, upon on delivery of such Assignment and Acceptance Agreement to the Seller, the assignee named in such document shall, as of the Effective Date set forth in such Agreement, become the Buyer under the terms of this Agreement and shall be bound by the terms of this Agreement and shall, as of the time of such assignment be deemed to have made all of the representations, warranties and covenants of the Buyer set forth in Article VII of this Agreement. Each such assignment shall be effective only if such assignment is made to an Affiliate.

         Section 11.3. Assignment of Loans. The Buyer and any Affiliate may assign its rights under this Agreement and the Loans purchased hereunder to a bank or to or through any other entity as collateral for a loan or other funding arrangement to be made for the purposes of financing the purchase of such Loans and the Buyer or any Affiliate may assign its rights under this Agreement and the Loans into a trust or other special purpose entity for purpose of providing collateral in the context of a securitization of such Loans as a financing vehicle for the Buyer or an Affiliate. Any Loan assigned pursuant this Section 11.3 may not be subsequently sold, assigned or transferred to any person or entity (a "subsequent assignee") unless Seller grants its prior written consent, which consent may not be unreasonably withheld or delayed. Provided, however, that Seller's consent is not required if: (a) such subsequent assignee has a positive net worth of not less than $10,000,000; (b) such subsequent assignee does not have a history of collection law violations and has the necessary expertise to collect the Loans in compliance with applicable law; or (c) such subsequent assignee has not materially breached an agreement with the Seller or a third party relating to confidentiality, sale purchase or collection of any debt obligation. Provided that the selling, transferring or assigning entity (the "transferor") does not have knowledge to the contrary, after due inquiry by the transferor, the transferor may rely on the written representations of the subsequent assignee that it is an entity to whom such sale assignment or transfer is permitted without Seller's consent pursuant to this Section 11.3 and may sell transfer and assign Loans without Seller's consent. Notwithstanding the transfer of Loans and any of its rights under this Agreement pursuant to the terms of this Section 11.3, the Buyer which transfers such Loans or rights shall remain liable for all obligations of the Buyer hereunder and with respect to such Loans and/or rights.

                                   ARTICLE XII

                               TERMINATION EVENTS

         Section 12.1. Termination Events Related to the Buyer. If any one or more of the following events occurs, it shall, at the option of the Seller, constitute a Termination Event:

         1. Failure of the Buyer (i) to pay in full the Existing Loans Purchase Price on the Existing Loans Transfer Date or (ii) to pay the full Purchase Price for Additional Loans on the applicable Additional Loans Transfer Date and such failure is not corrected in three Business Days.

         2. Any representation, warranty, certification or statement of the Buyer made or contained in this Agreement or any of the other Transaction Documents or in any agreement, instrument, certificate, statement or other writing furnished in connection herewith or with a purchase of Loans pursuant hereto, shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; provided that if such falsity or inaccuracy is such that it can reasonably be corrected, then it shall not result in a Termination Event being declared unless it continues to be false or inaccurate in any material respect for a period of 30 days after the date on which written notice thereof has been given to the Buyer by the Seller.

         3. Failure of the Buyer to comply with any other covenant or agreement made by the Buyer in this Agreement or the Transaction Documents after the Seller has given written notice of such failure to the Buyer and the Buyer has not, within 30 days after receipt of such notice, corrected such failure.

         4. The Buyer shall institute proceedings for liquidation, readjustment, arrangement or composition (or for any related or similar purpose) under any law relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to object to in a timely manner) the institution of any such proceedings against the Buyer; or the Buyer shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts as they become due, or shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims; or a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Buyer or of any part of its property, or for the winding-up or liquidation of its affairs; and such decree or order shall remain in force undischarged and unstayed for a period of more than sixty (60) days, or (ii) for the sequestration or attachment of any material part of the property of the Buyer, without its unconditional return to the possession of the Buyer, or its unconditional release from such sequestration or attachment, within sixty (60) days thereafter; or a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed, or any party commences against the Buyer, a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law relating to financially distressed debtors, their creditors or property, and any such decree or order shall remain in force undischarged and unstayed for a period of more than sixty (60) days.

         5. The Office of the Comptroller of the Currency shall revise, amend, alter, augment or change its regulations, rules, guidelines, interpretations or policies in a manner which results in the accelerated charge off of loans.

         6. The Buyer shall suffer a material adverse change, which, in the commercially reasonable opinion of the Seller, (i) would affect the Buyer's ability to perform its duties and responsibilities pursuant to the terms and provisions of this Agreement; or (ii) would materially and adversely affect Buyer's financial condition or its ability to continue its business operations, taken as a whole.

         If any of the events described in 1 through 6 above shall occur, the Seller may elect to cause such event to be a Termination Event by giving notice thereof to the Buyer that as a result of the occurrence of such event, the Seller has determined to terminate this Agreement and the Seller shall designate a Termination Date which shall not be prior to the date on which the notice is delivered to the Buyer.

         Section 12.2. Termination Events Related to the Seller. If any one or more of the following events occurs, it shall, at the option of the Buyer, constitute a Termination Event:

         1. Failure of the Seller (i) to tender the Existing Loans for sale to the Buyer on the Existing Loans Transfer Dates or (ii) if loans have been charged off by the Seller and are not retained by the Seller, to tender Additional Loans for sale to the Buyer on any Additional Loans Transfer Date, and in either case, such failure is not corrected in three Business Days.

         2. Failure of the Seller to comply with any other covenant or agreement made by the Seller in this Agreement after the Buyer has given written notice of such failure to the Seller and the Seller has not, within 30 days after receipt of such notice, corrected such failure.

         3. Any representation, warranty, certification or statement of the Seller made or contained in this Agreement or in any agreement, instrument, certificate, statement or other writing furnished in connection herewith or with a purchase of Loans pursuant hereto, shall prove to have been false or inaccurate in any material respect on the date as of which such representation or warranty was made; provided that if such falsity or inaccuracy is such that it can reasonably be corrected, then it shall not result in a Termination Event being declared unless it continues to be false or inaccurate in any material respect for a period of 30 days after the date on which written notice thereof has been given to the Seller by the Buyer.

         4. The Seller shall institute proceedings for liquidation, readjustment, arrangement or composition (or for any related or similar purpose) under any law relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to object to in a timely manner) the institution of any such proceedings against the Seller; or the Seller shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts as they become due, or shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims; or a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Seller or of any part of its property, or for the winding-up or liquidation of its affairs; and such decree or order shall remain in force undischarged and unstayed for a period of more than sixty (60) days, or (ii) for the sequestration or attachment of any material part of the property of the Seller without its unconditional return to the possession of the Seller, or its unconditional release from such sequestration or attachment, within sixty (60) days thereafter; or a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed, or any party commences against the Seller, a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law relating to financially distressed debtors, their creditors or property, and any such decree or order shall remain in force undischarged and unstayed for a period of more than sixty (60) days.

         5. After the Initial Closing Date, Seller changes its underwriting or collection standards and procedures in a way which, in the commercially reasonable judgment of the Buyer, materially and adversely affects the value of the Additional Loans sold to the Buyer; provided that the Buyer has given the Seller written notice that such change materially and adversely affects the value of the Additional Loans and the Seller has not, within 30 days after receipt of such notice, corrected such change. During such 30-day period, the parties agree to negotiate in good faith and use their best efforts to arrive at a mutually acceptable solution to prevent a termination of this Agreement.

         If any of the events described in 1 through 5 above shall occur, the Buyer may elect to cause such event to be a Termination Event by giving notice thereof to the Seller that as a result of the occurrence of such event, the Buyer has determined to terminate this Agreement and the Buyer shall designate a Termination Date which shall not be prior to the date on which the notice is delivered to the Seller.

         Section 12.3. Termination of Obligation to Buy and Sell Loans. If a Termination Event occurs under this Article XII, from and after such Termination Date so designated, the obligation of the Buyer to buy loans hereunder and the obligation of the Seller to sell loans hereunder shall terminate, however, the obligation and rights of the parties hereto with respect to Loans previously sold hereunder and with respect to other obligations and rights hereunder shall continue.

                                  ARTICLE XIII

                     Additional Remedies For Buyer's Default

         Section 13.1. Additional Remedies for Buyer's Default. IF THE SELLER ELECTS TO TERMINATE BUYER'S RIGHTS TO PURCHASE LOANS UNDER THIS AGREEMENT, ALL LOANS AND THE ACCOMPANYING RIGHTS ASSIGNED FOR WHICH THE SELLER HAS NOT RECEIVED THE FULL PURCHASE PRICE SHALL REVERT TO SELLER, AND SELLER SHALL BE ENTITLED TO RE-SELL THE PACKAGES AND ALL OF THE LOANS IN ANY MANNER SELLER DEEMS APPROPRIATE, FREE AND CLEAR OF ALL CLAIMS OF BUYER. THIS PROVISION SHALL NOT BE DEEMED TO LIMIT SELLER'S RIGHT TO SEEK ADDITIONAL DAMAGES (AT LAW OR IN EQUITY) FOR ANY BREACH BY BUYER OF THE TERMS, COVENANTS AND CONDITIONS SET FORTH HEREIN.

                                   ARTICLE XIV

                                FILES AND RECORDS

         Section 14.1. Conformity to Law. Buyer agrees, at its sole cost and expense, to abide by all applicable state and federal laws, rules and regulations regarding the handling, maintenance, servicing and collection of all Loans and in the maintenance of all documents and records relating to the Loans purchased hereunder, including, but not limited to, the length of time such documents and records are to be retained, and making any disclosures to Obligors as may be required by law.


                                   ARTICLE XV

                           INFORMATIONAL TAX REPORTING

         Section 15.1. Informational Tax Reporting. Buyer hereby agrees to perform all obligations with respect to federal and/or state tax reporting relating to or arising out of the Loans sold and assigned pursuant to this Agreement including, without limitation, the obligations with respect to Forms 1098 and 1099 and backup withholding with respect to the same, if required, for the year 1999 and thereafter. Seller reserves the right to notify Buyer that Seller shall file such reporting forms relating to the period of the year 1999 or any subsequent year for which Seller owned the Loan. Upon reasonable request, each party will provide the requesting party with copies, delivered in a commercially reasonable format, of their respective Forms 1098 and 1099.

                                   ARTICLE XVI

                                 RETAINED CLAIMS

         Section 16.1. Retained Claims. Buyer and Seller agree that the sale of the Loans pursuant to this Agreement shall exclude the transfer to Buyer of any and all claims and/or causes of action Seller has or may have (i) against officers, directors, employees, insiders, accountants, attorneys, other persons employed by Seller, underwriters or any other similar person or persons who have caused a loss to Seller in connection with the initiation, origination or administration of any of the Loans, or (ii) against any third parties involved in any alleged fraud or other misconduct relating to the making or servicing of any of the Loans, or (iii) against any other party from whom Seller contracted services in connection with any of the Loans.

                                  ARTICLE XVII

                                     NOTICES

         Section 17.1. Notices. All notices, waivers, demands, requests and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing and given as follows by (a) personal delivery,
(b) established overnight commercial courier with delivery charges prepaid or duly charged, or (c) registered or certified mail, return receipt requested, first class postage prepaid. All Notices which relate to any of the Loans shall specify the Transfer Date of such Loans. Such Notices shall be addressed to the Buyer at the address set forth on Exhibit B to this Agreement and incorporated herein or with respect to Buyers subsequent to the initial Buyer to the address provided in the Assignment and Acceptance Agreement. Such Notices shall be sent to Seller at the address set forth on Exhibit A to this Agreement and incorporated herein. Notices so given by personal delivery shall be presumed to have been received upon tender to the applicable natural person designated below to receive notices or, in the absence of such a designation, upon tender to the person signing this Agreement on behalf of the applicable party. Notices so given by overnight courier shall be presumed to have been received the next Business Day after delivery to such overnight commercial courier. Notices so given by mail shall be presumed to have been received on the third (3rd) day after deposit into the United States postal system. All copies to the applicable persons or entity(ies) designated above to receive copies shall be given in the same manner as the original Notice, and such giving shall be a prerequisite to the effectiveness of any Notice.

                                  ARTICLE XVIII

                               WAIVER AND RELEASE

         Section 18.1. Waiver and Release. Buyer, its affiliates, officers, directors, successors or assignees thereof, and all subsequent transferees of the Loans, and all others claiming by or through Buyer or subsequent transferees, hereby disclaim and waive any right or cause of action they may now or in the future have against Seller, and any of Seller's respective contractor's officers, directors, employees, attorneys, agents, and predecessors in interest as a result of the purchase of the Loans; provided, however, that this waiver and release shall not extend to any liability of Seller arising from Seller's failure to perform its obligations in accordance with the terms of this Agreement or any liability of Seller to Buyer indemnified pursuant to Section
10.2. In addition, Buyer, its affiliates, officers, directors, successors or assignees thereof, and all subsequent transferees of the Loans, and all others claiming by or through Buyer or subsequent transferees, hereby release Seller, its agents, officers, directors, representatives, contractors, employees, attorneys and their successors and assigns, from any and all Claims arising from or related to the Loans or arising out of the violation of any applicable laws (including, without limitation, state and federal securities laws), except for Claims indemnified pursuant to Section 10.2.


                                   ARTICLE XIX

                                TERM OF AGREEMENT

         Section 19.1. Term of Agreement. Notwithstanding that this Agreement may be terminated at any time in accordance with the provisions of Article 12 hereof, the initial term of this Agreement shall commence on the first Transfer Date and shall end on February 20, 2001.

         Section 19.2.  [Intentionally deleted]


         Section 19.3. Effect of Termination. Effective on the Termination Date, the Seller's obligation to sell Loans and the Buyer's obligation to purchase Loans hereunder shall terminate, however, obligations and rights provided under this Agreement and the other Transaction Documents and with respect to Loans previously sold hereunder shall continue.

                                   ARTICLE XX

                             [Intentionally deleted]


                                   ARTICLE XXI

                            MISCELLANEOUS PROVISIONS

         Section 21.1. Severability. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included. In addition, the parties hereto agree to amend the Agreement to add a legally valid and enforceable provision, which will provide the same or similar economic benefits or other benefits to the affected party as the deleted, unenforceable or invalid provision.

         Section 21.2. Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative and may be exercised as often as any party considers appropriate under the terms and conditions specifically set forth. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         Section 21.3. Headings. The headings of the Articles and Sections contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         Section 21.4. Construction. Unless the context otherwise requires, singular nouns and pronouns, when used herein, shall be deemed to include the plural of such noun or pronoun, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

         Section 21.5. Assignment. Subject to the restrictions set forth in
Article XI, this Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including the Addenda, Exhibits and Schedules hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors and assigns.

         Section 21.6. Prior Understandings. This Agreement supersedes any and all prior discussions and agreements among Seller and Buyer with respect to the purchase of the Loans and other matters contained herein, and the Transaction Documents contain the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein.

         Section 21.7. Integrated Agreement. The Transaction Documents hereto constitute the final complete expression of the intent and understanding of Buyer and Seller. This Agreement shall not be altered or modified except by a subsequent writing, signed by Buyer and Seller.

         Section 21.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be deemed to be binding when executed by the Buyer and the Seller and signature pages have been exchanged by the parties hereto via facsimile. Telecopy signatures shall be deemed valid and binding to the same extent as original signatures.

         Section 21.9. Non-Merger/Survival. Each and every covenant made by Buyer or Seller in the Transaction Documents including, without limitation, any representation, warranty, covenant and any indemnity shall survive the execution and delivery of the Transfer Documents and this Agreement and shall not merge into the Transfer Documents, but instead shall be independently enforceable.

         Section 21.10. Governing Law/Choice of Forum. This Agreement shall be construed, and the rights and obligations of Seller and Buyer hereunder determined, in accordance with the laws of the State of Delaware.

         Section 21.11. No Third-Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, and none of the provisions of this Agreement shall be deemed to be for the benefit of any other person or entity.

         Section 21.12. Calculation of Calendar/Business Days. If any date (whether calculated on the basis of calendar days or Business Days) upon which or by which action is required under this Agreement (except for any Additional Loans Cut-Off Date which may occur on a non-Business Day) is a Saturday, Sunday or legal holiday recognized by the federal government, then the date for such action shall be extended to the first day that is after such date and is not a Saturday, Sunday or legal holiday recognized by the federal government.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Agreement.


                  BUYER: Midland Credit Management, Inc.


                  By:  /s/ Robert E. Koe
                       -----------------
                       Name:
                       Title: CEO



                  SELLER:  MBNA America Bank, N.A.


                  By:  [Illegible]
                       -----------
                       Name:
                       Title:

                                   SCHEDULE 1

                                  Loan Schedule

     Seller Name               Loan Asset No.            Obligor Last Name           Current
                                                                                     Balance
                                                                                  (approximate)
MBNA AMERICA BANK, N.A
------------------------     ---------------------     --------------------      --------------







                                      EXISTING PORTFOLIO

Total Number of Accounts:                                             Aggregate Current Balance:







                                       FORWARD FLOW

Total Number of Accounts:                                             Aggregate Current Balance:

                                    EXHIBIT A

                               IDENTITY OF SELLER



Name:    MBNA AMERICA BANK, N. A.

Address: 400 CHRISTIANA ROAD, NEWARK, DELAWARE  19713
                  City/State/Zip Code

Contact Person:   Manager of Sales Support
                  Attention: Bill Young


Telephone No.:    (302) 458-0511

Telecopy No.:     (302) 458-0672

                                    EXHIBIT B

                                IDENTITY OF BUYER



Name:    Midland Credit Management, Inc.

Address: 500 West First Street, Hutchinson, KS  67504-0576

Contact Person: John A. Chandler

Telephone No.:    (316) 663-1236
Telecopy No.:     (316) 665-0140

Tax I.D./SS No.: 48-0581733

and upon assignment to an Affiliate pursuant to the provisions of Section 11.2 of the Agreement to which this Exhibit is attached, such Affiliate

                                    EXHIBIT C

                      BILL OF SALE AND ASSIGNMENT OF LOANS



         The undersigned Assignor ("Assignor") on and as of the date hereof hereby absolutely sells, transfers, assigns, sets-over, quitclaims and conveys to_______________ a ___________ organized under the laws of _________
("Assignee") without recourse and without representations or warranties of any type, kind, character or nature, express or implied, all of Assignor's right, title and interest in and to each of the loans identified in the loan schedule ("Loan Schedule") attached hereto (the "Loans"), together with the right to all principal, interest or other proceeds of any kind with respect to the Loans remaining due and owing as of the Cut-Off Date applicable to such Loans as set forth in the Loan Sale Agreement pursuant to which the Loans are being sold (including but not limited to proceeds derived from the conversion, voluntary or involuntary, of any of the Loans into cash or other liquidated property).
DATED: _______, 19__.

                                              ASSIGNOR: MBNA AMERICA BANK, N.A.



                                              Name:
                                              Title:

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                    EXHIBIT D

                           WIRE TRANSFER INSTRUCTIONS



         Bank Name:        MBNA AMERICA BANK, N.A. - NEWARK, DE

         ABA Number:       *

         Credit to Account:

         Account Number:

         Reference:        Please indicate that the funds are loan sale
                           proceeds, along with your name.

         Attention:        David Penkrot

         Conditions:



         In order to assure proper allocation of funds to Buyer's purchase price, this information must be included on all wire transfers.

* Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

                                    EXHIBIT E

                         DELIVERY OF CREDIT APPLICATIONS
                                 AND STATEMENTS



Seller will deliver to Buyer copies of the credit applications and statements for the Loans upon receipt of payment of $5.00 per application or statement (or other available information to be provided under the terms of Section 1.10 of this Agreement) requested by Buyer, within * after the Transfer Date of such Loan, if such documents are available. With respect to any such request, Seller shall have * from the receipt of the Buyers request to deliver the requested documents, provided the number of requests does not exceed two hundred (200) items in any one calendar month. Otherwise, Seller shall have * from the receipt of the Buyer's request to deliver the requested documents. Buyer expressly acknowledges that Seller only retains the credit applications for a period of five (5) years and that documentation may not exist with respect to the Loans purchased by Buyer.

                                    EXHIBIT F


                            CONFIDENTIALITY AGREEMENT

         WHEREAS, the MBNA America Bank, N.A. and certain of its affiliates and subsidiaries ("Seller") shall from time to time, either directly or indirectly, make available to Midland Credit Management, Inc. ("Bidder") a ______________________ having its principal office in Hutchinson, KS ("Principal Office"), Customer lists, documents, individual account information, trade secrets, business practices and techniques, strategies, development and marketing plans which are proprietary or confidential (collectively the "Information");

         WHEREAS, Seller is offering for sale certain financial debt instruments (the "Assets"). In connection therewith, Bidder has requested permission to review and inspect the Information. It is specifically acknowledged by Bidder that the Information is confidential and/or proprietary in nature and that damages to Seller may result if the information is revealed, even after sale. Therefore, Seller has required the Bidder to execute and deliver this Agreement as a condition of its review and inspection of the Information.

         NOW, THEREFORE, in consideration of being granted the opportunity to review and inspect the Information, and for other valuable and lawful consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Bidder agrees that its review and inspection of the Information shall be solely to conduct due diligence, on its own behalf, for the sole purpose of determining whether or not to submit a bid to purchase some of all of the Assets, and for no other purposes. Bidder shall have no authority to use the Information for any other purpose or in any other manner. Bidder agrees to secure and safeguard the Information in strict accordance with the requirements of this Confidentiality Agreement and Seller's instructions, as communicated by Seller to Bidder from time to time during the term of this Agreement. Bidder shall only permit access to the Information to those employees of Bidder who need such access to perform their job duties.

         2. In the event Bidder is instructed by Seller to destroy the Information, Bidder shall destroy all of the Information in strict accordance with Seller's then current destruction policy, which currently includes, but is not limited to, the following:

         (a) Degauss or physically destroy through a bonded service company approved by Seller, the original and all whole or partial copies of any Information contained on any type of tape media.

         (b) Delete the original and all whole or partial copies of any Information contained on any of the Bidder's storage media.

         (c) Shred the original and all whole and partial copies of any Information contained on any type of hardcopy media.

         3. Bidder shall hold all Information in strict and absolute confidence and shall not trade, give away, barter, lend, send, sell (collectively "transfer") any Information and shall not make any copies of the Information of any type whatsoever except as absolutely required for the completion of the due diligence examination by Bidder. In the event Bidder generates any Information in any medium whatsoever, Bidder hereby agrees that all such Information generated by Bidder shall be covered by all the terms and conditions of this Confidentiality Agreement, including, but not limited to, the provisions on protection of confidentiality and damages for any violation.

         4. Bidder agrees that it will not provide or otherwise disclose any Information to any other organization or individual under any circumstances, and Bidder specifically, but not by way of limitation, agrees that no subcontractors shall be provided any Information unless agreed to in writing by Seller prior to any such disclosure.

         5. In view of the confidential nature of the Information, Bidder warrants that all employees, subcontractors, agents and officers of Bidder ("Qualified Persons") who work with the Information shall be made aware of the obligations contained in this Confidentiality Agreement and shall be under strict legal obligation not to copy, transfer or disclose the Information, or make any other use of the Information other than as specifically described herein. The foregoing is in addition to Bidder's strict legal obligation not to transfer any of the Information and/or reproduce the Information.

         6. Bidder shall be responsible for any damages incurred by Seller that result from any acts or omissions of Bidder or its Qualified Persons in their handling of and protection of Information and the Bidder shall be liable for any such breach.

         Because the Information provided by Seller to Bidder is extremely valuable and completely proprietary, and because the nature of this asset make an evaluation of damages after a valuation of this Agreement impossible, in the event the Information is handled in a fashion that violates this Confidentiality Agreement by Bidder, or its Qualified Persons, Seller will be entitled to damages of twenty-five dollars ($25.00) for each name or address used in violation of this Confidentiality Agreement, with the amount of damages not to exceed five hundred thousand dollars ($500,000) per breach.

         In addition, Bidder agrees that Seller would suffer immediate and irreparable harm in the event any Information is used in a manner not permitted by this Confidentiality Agreement. In the event of a breach or the threatened breach of the provisions of this Confidentiality Agreement, Seller shall be entitled to injunctive relief restraining Bidder from such breach or threatened breach and to enforce the provisions herein. Nothing herein shall be construed as prohibiting Seller from pursuing any other remedy on account of such breach or threatened breach. No forbearance, failure or delay in exercising any such right, power, or remedy shall operate as a waiver thereof or preclude its further exercise.

         7. By execution of this Agreement, Bidder hereby agrees to indemnify, defend (through attorneys reasonably acceptable to Seller and its successors and assigns) and hold Seller and all officers, directors, employees, and agents of Seller harmless from and against any and all claims, causes of action, damages, losses, costs (including reasonable and necessary attorney's fees) and liabilities of any nature, which may at any time be assessed against or suffered by Seller directly or indirectly relating to or arising out of a breach of this Agreement by the Bidder or its Qualified Persons.

         8. Seller requires and Bidder agrees to comply with certain specific process requirements. Bidder agrees that Seller shall have the right upon one day's notice to Bidder to perform audits or engage the services of its auditors to examine Bidder's use of the Information and evaluate compliance with this Confidentiality Agreement. Reports shall be generated as a result of these audits which may contain reasonable requirements for the handling of Information. Upon presentment to Bidder by Seller, these process requirements shall be binding upon Bidder, shall be deemed to be part of this Confidentiality Agreement, and shall be attached hereto as Addendum A,

         9. Neither the Bidder or its Qualified Persons shall communicate with any debtor, guarantor, debtor's or guarantor's accountant or attorney or any of Seller's employees, managers or attorneys relative to any Asset without the prior written consent of the Seller. The Bidder acknowledges that (i) the Information may contain customer information subject to the Right to Financial Privacy Act, and (ii) any similar state or federal privacy act, debtor/creditor act, or common law.

         10. In no instance shall any Information constitute an asset or property of Bidder in any bankruptcy or insolvency proceeding or in any situation where Bidder is subject to any receivership, conservatorship or liquidation or if Bidder in any other way has its activities or powers restricted by or vested in any governing person or body, and the Information may not be assigned and/or may not accrue to any estate, person, trustee, receiver, creditor, court or to any creditor appointed committee or receiver.

         11. Notification as to breach of this Confidentiality Agreement shall be by certified mail, return-receipt requested, at the following addresses:

         Seller:           MBNA America Bank, N.A.
                           1100 N. King Street
                           Wilmington, DE 19884-0124
                           Attn: Andrew Baum

         Bidder:           Midland Credit Management, Inc.
                           500 W. 1st Street, P.O. Box 576
                           Hutchinson, KS 67504-0576
                           Attn: Frank Chandler, President


         12. In the event of any inconsistency between this Confidentiality Agreement and any prior agreements, oral or written, on the subject matter herein, this Confidentiality Agreement shall prevail. Except as otherwise provided in Section 9 of this Confidentiality Agreement, amendment of this Agreement must be in a writing signed by Seller and Bidder. This Confidentiality Agreement supplements any and all confidentiality agreements entered into by the parties unless specifically named herein. This Confidentiality Agreement only establishes the agreement between the parties as to confidentiality, and does not establish any agreement as to any other matters.

         13. The restrictions in this Agreement shall terminate as to any of the Assets acquired by the Bidder, provided, however, that any claim by Seller based on a breach of this Agreement occurring prior to such acquisition shall survive the acquisition unless waived by Seller in writing. In addition, the Asset Sale Agreement executed between Seller and Bidder for assets acquired may contain further Confidentiality requirements. The terms and conditions of this Agreement shall remain in full force and effect as to any Assets not acquired by the Bidder. The Bidder shall destroy or, at Seller's request, deliver to Seller any compilations, studies, notes or other documents or records that contain or reflect Information relating to the Assets not acquired by the Bidder.

         14. This Confidentiality Agreement is governed by the laws of the State of Delaware. Bidder consents to submit to the jurisdiction of the courts of the Stale of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement.

         15. Bidder shall make no reference to any contractual arrangements with Seller or to Seller in any other manner in any advertising, promotional literature or other public statement, in any medium whatsoever, without the prior written consent of Seller. In the event of a breach of this provision Seller may terminate this Confidentiality Agreement and/or any agreements through which Bidder provides services to Seller.

         16. In the event Bidder receives a request to disclose all or any of the Information pursuant to a subpoena, order of court of competent jurisdiction or by judicial or administrative agency or legislative body or committee, Bidder agrees to: (a) immediately notify the Seller of the existence, terms and circumstances surrounding such request; (b) consult with Seller on the advisability of taking legally available steps to resist or narrow such request; and (c) if disclosure of such Information is required or deemed advisable, exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Information to be disclosed which Seller designates. Bidder shall be entitled to reimbursement for its expenses, including the fees and expenses of its counsel, in connection with action taken pursuant to this paragraph by law or by any governmental regulatory authority, but is otherwise subject to all restrictions described herein.

         17. If any part of this Confidentiality Agreement shall for any reason be found or held invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of this Confidentiality Agreement which shall survive and be construed as if such invalid or unenforceable part of portions had not been contained herein. In addition, the parties to this Agreement agree to amend the Agreement to add a provision, which is legally valid and enforceable, which will provide the same economic or protective benefits as the invalid or unenforceable provision.

         18. This Agreement shall be deemed binding when executed by the Bidder and the original or a telecopy thereof is received by Seller. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

         19. Bidder acknowledges and understands that Seller makes no representations or warranties whatsoever, express or implied, with respect to the content, completeness or accuracy of the Information. Bidder hereby release Seller and its respective agents, officers, directors, attorneys, employees, contractors and representatives from all claims, causes of action, losses, damages, liabilities, judgments, costs and expense (including, without limitation, attorney's fees, whether suit is instituted or not) assorted against or incurred by Bidder by reason of the Information.

         20. This Confidentiality Agreement shall be binding upon the parties hereto, their successors, personal representatives and assigns. Except as herein above provided, this Confidentiality Agreement shall not be altered, assigned or modified except by written instrument executed by the parties hereto and shall remain in effect unless terminated by Seller, in writing by certified mail, return-receipt requested, at the Principal Office of the Bidder, care of the President or Chief Executive Officer. This Confidentiality Agreement shall control all Information provided to Bidder by Seller and shall survive termination of all other agreements or arrangements between Seller and Bidder.

         This Confidentiality Agreement shall be effective when signed below by Bidder or Bidder's agent. The undersigned warrants that he/she has the necessary authority to sign this instrument and to bind Bidder.

Executed this ______ day of ______________, _________.

FOR:     Midland Credit Management, Inc.             MBNA America Bank, N.A.

BY:
         Name                                                 Name


         Title                                                Title


         Printed Name                                         Printed Name

                                    EXHIBIT I

                                     FORM OF
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT



         THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (the "Assignment Agreement") dated as of ______, 199_ is entered into among __________________("Assignor"), ___________________("Assignee") and MBNA America Bank, N.A. (the "Seller").

         Reference is made to the Loan Sale Agreement dated ____________, as amended and modified from time to time (the "Loan Sale Agreement") between ______________ and Seller. Terms defined in the Loan Sale Agreement are used herein with the same meaning.

         The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of ______, 199_ (the "Effective Date") all of the Assignor's rights and obligations under the Loan Sale Agreement with respect to the purchase and sale of Additional Loans occurring after such Effective date ("Future Sales"). From and after the Effective Date (i) the Assignee shall be the "Buyer" under, and be bound by the provisions of the Loan Sale Agreement and have the rights and obligations of the Buyer thereunder with respect to Future Sales and (i) the Assignor shall relinquish its rights and be released from it obligations under the Loan Sale Agreement with respect to Future Sales. The Assignee hereby makes all of the representations, warranties and covenants set forth in Article VII of the Loan Agreement as of the Effective Date. Notwithstanding anything to the contrary herein contained, the representations and warranties made by the Seller to the Assignor in the Loan Sale Agreement shall survive, with respect to the Assignor, the assignment effected by this Agreement.

         This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         The terms set forth above are hereby agreed to by


                           ______________________, as Assignor

                           By: __________________________________
                           Name: _________________________________

                           Title: ________________________________



                           _____________________, as Assignee

                           By: ___________________________________
                           Name: ________________________________
                           Title: ________________________________

                           ___________________________, as Seller

                           By: _____________________________________
                           Name: _________________________________
                           Title: _________________________________


Address and information relating to the Assignee:

Name:

Address:

Contact Person:

Telephone No.:

Telecopy No.:

Tax I.D./ss No.:


                                      I-2